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EXHIBIT 23.1.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Generex Biotechnology Corporation (the Company) on Form S-8 of our report dated October 2, 2001 appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2001.



DELOITTE & TOUCHE LLP
Toronto, Ontario
April 29, 2002